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                                                                   EXHIBIT 4.39

              SECOND AMENDMENT TO EXCESS PROCEEDS ESCROW AGREEMENT


         This SECOND AMENDMENT TO EXCESS PROCEEDS ESCROW AGREEMENT (the "Amendment") dated as of October 1, 1996, is entered into by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company") Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG"), Yewdale Holdings Limited ("Yewdale"), Hanwa American Corp. ("Hanwa"), debis Financial Services, Inc. ("debis" and, together with Yewdale and Hanwa, the "Credit Facility Purchasers"), U.S. Trust Company of California, N.A. (the "Trustee", which term shall include any successor Trustee) as trustee under the Indenture (as defined below) and Bank of America Nevada, a Nevada banking corporation (the "Escrow Agent").


                             R  E  C  I  T  A  L  S


         WHEREAS, the Company, RPG, the Credit Facility Purchasers, the Trustee and the Escrow Agent have entered into that certain Excess Proceeds Escrow Agreement dated as of October 10, 1995 and have entered into that certain Amendment to Excess Proceeds Escrow Agreement dated as of February 9, 1996 (as so amended, the "Escrow Agreement"; all capitalized terms defined in the Escrow Agreement and not otherwise defined herein shall have the meaning given them in the Escrow Agreement);

         WHEREAS, the Escrow Agreement provides that the Escrow Agent shall hold in the Escrow Account the Initial Excess Proceeds and the Warrant Proceeds;

         WHEREAS, the Company, RPG and the Credit Facility Purchasers are entering into that certain Amendment to Senior Secured Credit Facility Note Purchase Agreement effective as of the date hereof, pursuant to which the Company would be permitted to place certain proceeds of the Additional Notes into the Escrow Account; and

         WHEREAS, it is desired that the Escrow Agreement be amended to enable the Escrow Agent to receive, hold and disburse the proceeds of the Additional Notes in accordance with the provisions of the Escrow Agreement;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. The Escrow Agreement is hereby amended by deleting Recital D in its entirety and substituting therefor the following Recital D:

                 D. The Company, RPG, the Senior Secured Credit Facility Note Purchasers and the Senior Note Purchasers have agreed that the proceeds from the exercise of the Warrants (the "Warrant Proceeds") would be



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         placed in escrow together with the Initial Excess Proceeds, and the
         Company, RPG and the Senior Secured Credit Facility Note Purchasers have agreed that the proceeds from the sale and issuance of Additional Notes, less the amount of such proceeds that are loaned to a Subsidiary (the "Additional Excess Proceeds") shall also be placed in escrow together with the Initial Excess Proceeds and the Warrant Proceeds; the Initial Excess Proceeds, the Warrant Proceeds and the Additional Excess Proceeds are herein referred to together as the "Excess Proceeds."

         2. The Escrow Agreement is hereby amended by deleting Section 1 in its entirety and substituting therefor the following Section 1:

                 1.       Establishment of Escrow

                          Simultaneously with the execution of this Agreement,
the Company shall deposit with the Escrow Agent the Initial Excess Proceeds by wire transfer. Upon the exercise of the Warrants, the Warrant Proceeds shall also be deposited with the Escrow Agent by wire transfer. On each Additional Closing Date, the Additional Excess Proceeds, if any, shall also be deposited with the Escrow Agent by wire transfer. The Initial Excess Proceeds, the Warrant Proceeds and the Additional Excess Proceeds, if any, shall be held in escrow by the Escrow Agent, in an interest bearing account or other investments permitted by Section 3(j) (the "Escrow Account"), in accordance with the terms and provisions of this Agreement. All interest earned on the Escrow Account shall be held by the Escrow Agent under the terms of this Agreement and shall be paid by the Escrow Agent in accordance with the terms of this Agreement.
The balance at anytime remaining in the Escrow Account is herein referred to as the "Escrow Fund." The parties hereto agree and it is the specific intention that the Escrow Fund held under this Agreement shall not be deemed to be property of the estate of any debtor or debtor-in-possession under Section 541 of the United States Bankruptcy Code, 11 U.S.C. 100 et seq. or otherwise in the event of any bankruptcy or other insolvency proceeding of the Company.

         3. Except as specifically provided in this Amendment, the Escrow Agreement shall remain in full force and effect, without modification. To the extent that any terms or provisions of this Amendment conflict with the terms or provisions of the Escrow Agreement, the terms and provisions of this Amendment shall control. This Amendment is effective as of October 1, 1996.

         4. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada.

         5. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all



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such counterparts taken together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first above written.


                                    HORSESHOE GAMING, L.L.C.

                                    By:      Horseshoe Gaming, Inc.,
                                             its sole manager


                                    By:
                                             ----------------------------------
                                             Name:   Walter J. Haybert
                                             Title:  Treasurer


                                    ROBINSON PROPERTY GROUP
                                    LIMITED PARTNERSHIP

                                    By:      Horseshoe G.P., Inc., its general
                                             partner


                                    By:
                                             ----------------------------------
                                             Name:   Walter J. Haybert
                                             Title:  Treasurer


                                    YEWDALE HOLDINGS LIMITED


                                    By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                    HANWA AMERICAN CORP.

                                    By:
                                             ----------------------------------
                                             Name:
                                             Title:




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                                     DEBIS FINANCIAL SERVICES, INC.


                                     By:
                                              --------------------------------
                                              Name:
                                              Title:


                                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.


                                     By:
                                              --------------------------------
                                              Name:
                                              Title:


                                     BANK OF AMERICA NEVADA


                                     By:
                                              --------------------------------
                                              Name:
                                              Title:



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